UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 22, 2010

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 964-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2010, ICO Global Communications (Holdings) Limited (“Company”) entered into amendments to the registration rights agreements between the Company and each of Eagle River Satellite Holdings, LLC (“Eagle River”) and CDR-Satco, LLC (“CDR”) and, on April 26, 2010, the Company entered into an amendment to the registration rights agreement between the Company and Mente, LLC (“Mente”) (together, with the amendments to Eagle River and CDR, the “Amendments”).

The Amendments extend the terms of each of the registration rights agreements for two years. In consideration for entering into the Amendments, each of Eagle River, CDR and Mente agreed to refrain from exercising their registration rights prior to the expiration date of their respective agreement.

Eagle River is the Company’s controlling stockholder with a voting interest of approximately 65.8%. Benjamin G. Wolff, our Chairman and Chief Executive Officer, is the President of Eagle River and Craig O. McCaw, one of our directors, indirectly controls and beneficially owns Eagle River. CDR and Mente hold a voting interest in the Company of approximately 1.9% and 12.9%, respectively, and David Wasserman, one of our directors, is an officer of CDR.

The Amendments are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this report. The foregoing descriptions of the Amendments are qualified in their entirety by reference to the Amendments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Registration Rights Agreement by and between the Company and Eagle River Satellite Holdings Limited.

10.2	Amendment No. 1 to Registration Rights Agreement by and between the Company and CDR-Satco, LLC.

10.3	Amendment No. 1 to Registration Rights Agreement by and between the Company and Mente, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ JOHN L. FLYNN
April 28, 2010		John L. Flynn Executive Vice President, General Counsel and Corporate Secretary